UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2011

GENESIS ENERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam, Suite 2100, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 860-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01.	Other Events

Recast Quarterly Report

This current report on Form 8-K revises portions of the Quarterly Reports on Form 10-Q of Genesis Energy, L.P. for the three months ended March 31, 2011, which was filed with the United States Securities and Exchange Commission on May 10, 2011, and for the three and six months ended June 30, 2011, filed on August 8, 2011.

In November 2010, the company and its co-issuer, Genesis Energy Finance Corporation, issued $250 million of senior unsecured notes. In connection with the issuance of the notes, we agreed to offer to exchange the privately issued notes for substantially indentical notes registered with the Securities and Exchange Commission no later than November 18, 2011. As required by Regulation S-X Rule 3-10, we are including condensed consolidating financial information for all periods presented in Exhibits 99.1 and 99.2.

Revisions to the Quarterly Reports included in this Current Report on Form 8-K as noted above supersede the corresponding portion of the company’s Quarterly Reports. All other information in the Quarterly Reports remains unchanged. This Current Report does not modify or update the disclosures therein in any way, nor does it reflect any subsequent information or events, other than as required to reflect the inclusion of condensed consolidating financial information as described above. The information in this Current Report, including Exhibits 99.1 and 99.2 should be read in conjunction with the Quarterly Reports and any documents filed by the company subsequent to the filing of the Quarterly Reports.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibits.

99.1	Part I, Item 1. Financial Statements for the three months ended March 31, 2011, revised solely to include the condensed consolidating financial information

99.2	Part I, Item 1. Financial Statements for the three and six months ended June 30, 2011, revised solely to include the condensed consolidating financial information

101.INS	XBRL Instance Document

101.SCH	XBRL Schema Document

101.CAL	XBRL Calculation Linkbase Document

101.LAB	XBRL Label Linkbase Document

101.PRE	XBRL Presentation Linkbase Document

101.DEF	XBRL Definition Linkbase Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS ENERGY, L.P., by

GENESIS ENERGY, LLC, its sole general partner

Date: September 26, 2011	By:	/s/ ROBERT V. DEERE
Robert V. Deere Chief Financial Officer